                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)


                          UNITED PARCEL SERVICE, INC.

                                   UPS Notes

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Pricing Supplement No. 25
(To Prospectus dated September 8, 2003 and                  Trade Date: 03/15/04
Prospectus Supplement dated September 12, 2003)             Issue Date: 03/18/04

To date of this Pricing Supplement is March 16, 2004


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

         CUSIP
           or
      Common Code         Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------         ----------------         -------------           -------------         ---------------
       91131UHK3           $13,037,000.00              4.25%                  09/15/15                 100%



    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)        Survivor's Option      Subject to Redemption         (including the redemption price)
    ----------------      -----------------      ----------------------        --------------------------------
     semi-annually               Yes                      Yes                           100% 03/15/05
       (09/15/04)                                                                  semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
    $12,841,445.00             $195,555.00               $2.75             ABN AMRO Financial
                                                                            Services, Inc.
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